EX 99.28(n)(1)(ii)

Amendment to
JNL Variable Fund LLC Multiple Class Plan

This Amendment is made by JNL Variable Fund LLC, a Delaware limited liability company (“Company”) to its Multiple Class Plan (“Plan”).

Whereas, the Plan was adopted on April 29, 2013 by the Company on behalf of the investment portfolios (each a “Fund”) as shown on Schedule A to the Plan, in accordance with Rule 18f-3 under the Investment Company Act of 1940, as amended.

Whereas, the following fund mergers have been approved by the Board of Managers of the Company and the Board of Trustees of JNL Series Trust (“JNLST”):

-	JNL/Mellon Capital DowSM Dividend Fund of the Company is being merged into the JNL/S&P Dividend Income & Growth Fund of JNLST;

-	JNL/Mellon Capital S&P® 10 Fund of the Company is being merged into the JNL/Mellon Capital S&P® 24 Fund of the Company;

-	JNL/Mellon Capital Select Small-Cap Fund of the Company is being merged into the JNL/Mellon Capital Small Cap Index Fund of JNLST; and

-	JNL/Mellon Capital VIP Fund of the Company is being merged into the JNL/Mellon Capital S&P 500 Index Fund of JNLST.

Whereas, pursuant to the mergers outlined herein-above, the parties have agreed to amend Schedule A of the Agreement to remove the following funds:

-	JNL/Mellon Capital DowSM Dividend Fund;
-	JNL/Mellon Capital S&P® 10 Fund;
-	JNL/Mellon Capital Select Small-Cap Fund; and
-	JNL/Mellon Capital VIP Fund.

Now Therefore, the Company hereby amends the Plan as follows:

Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated September 16, 2013, attached hereto.

In Witness Whereof, the Company has caused this Amendment to be executed as of this 21st day of June 2013, effective September 16, 2013.

JNL Variable Fund LLC

By:	/s/ Kristen K. Leeman
Name:	Kristen K. Leeman
Title:	Assistant Secretary

Schedule A
Dated September 16, 2013
Investment Portfolios

Fund	Class
JNL/Mellon Capital DowSM 10 Fund	Class A
JNL/Mellon Capital Global 15 Fund	Class A
JNL/Mellon Capital Nasdaq® 25 Fund	Class A
JNL/Mellon Capital Value Line® 30 Fund	Class A
JNL/Mellon Capital S&P® 24 Fund	Class A
JNL/Mellon Capital 25 Fund	Class A
Class B
JNL/Mellon Capital JNL 5 Fund	Class A
Class B
JNL/Mellon Capital JNL Optimized 5 Fund	Class A
Class B
JNL/Mellon Capital S&P® SMid 60 Fund	Class A
Class B
JNL/Mellon Capital NYSE® International 25 Fund	Class A
Class B
JNL/Mellon Capital Communications Sector Fund	Class A
Class B
JNL/Mellon Capital Consumer Brands Sector Fund	Class A
Class B
JNL/Mellon Capital Financial Sector Fund	Class A
Class B
JNL/Mellon Capital Healthcare Sector Fund	Class A
Class B
JNL/Mellon Capital Oil & Gas Sector Fund	Class A
Class B
JNL/Mellon Capital Technology Sector Fund	Class A
Class B

A-1